SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 28, 2009

BUFFETS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-116897 (Commission File Number)	22-3754018 (IRS Employer Identification No.)

1460 BUFFET WAY EAGAN, MINNESOTA (Address of principal executive offices)	55121 (Zip Code)

Registrant’s telephone number, including area code:  (651) 994-8608

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On April 28, 2009 (the “Effective Date”),  the Joint Plan of Reorganization of Buffets Holdings, Inc. (the “Company”) and certain subsidiaries (the "Plan") under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") became effective and the Company, together with its affiliated debtors and debtors-in-possession, emerged from reorganization proceedings under the Bankruptcy Code. As previously reported, on April 17, 2009 the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered a confirmation order approving the Plan.

           Prior to the Effective Date, the Company filed periodic and current reports with the Securities and Exchange Commission (the “SEC”) as a “voluntary filer” in order to satisfy covenants in the indenture governing Buffets Inc.’s 12½% Senior Notes.  The 12½% Senior Notes were guaranteed by the Company.   In accordance with the Plan, on the Effective Date Buffets Inc.’s and the Company’s obligations under the indenture were terminated and, as a result, the Company will cease to file reports with the SEC.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Press Release dated April 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 29, 2009

BUFFETS HOLDINGS, INC.

By:	/s/ R. Michael Andrews, Jr.
Name: R. Michael Andrews, Jr.
Title: Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release dated April 28, 2009